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                                                                     EXHIBIT 5.1


           [Letterhead of Fried, Frank, Harris, Shriver & Jacobson]




                                                                 212-859-8000

July 29, 1998                                                (FAX: 212-859-4000)

Loews Cineplex Entertainment Corporation
711 Fifth Avenue
11th Floor
New York, NY 10022

          We are acting as special counsel to Loews Cineplex Entertainment Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (No. 333-56897), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the underwritten public offering of shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company, including Shares which may be offered and sold upon the exercise of over-allotment options granted to the underwriters. The Shares are to be sold to the public pursuant to an underwriting agreement among the Company, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated, Goldman, Sachs & Co. and Smith Barney Inc., as representatives of the underwriters. Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

          With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.
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Loews Cineplex
Entertainment Corporation            -2-                           July 29, 1998

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. To the extent it may be relevant to the opinions expressed herein, we have also assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, if the Shares are issued and distributed as described in the Registration Statement, at such time of issuance, the Shares will be validly issued, fully paid and non-assessable.

          The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect. The opinions expressed herein are given as of the date hereof, and we assume no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.
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Loews Cineplex
Entertainment Corporation            -3-                           July 29, 1998

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                              Very truly yours,

                              Fried, Frank, Harris, Shriver & Jacobson


                              By  /s/ David C. Golay
                                  ------------------
                                  David C. Golay